UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

NovaCopper Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada, V7Y 1K4

(Address of principal executive offices, including zip code)

(604) 638-8088

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2016, NovaCopper Inc. (the “Company”) completed the sale of its subsidiary, Sunward Investments Limited, which indirectly owns the Titiribi property, to Brazil Resources Inc. (“BRI”) pursuant to a share purchase agreement (the “Agreement”) previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2016. The transaction took the form of a sale by the Company of all of the stock of Sunward Investments Limited in exchange for five million (5,000,000) common shares of BRI (the “Shares”) and one million (1,000,000) warrants (the “Warrants”). Each Warrant is exercisable into one Share for a period of two (2) years from the closing date of the transaction at a price of C$3.50 per Share.

The Shares and Warrants are subject to certain restrictive covenants, as follows: two million five hundred thousand (2,500,000) of the Shares may not be sold, transferred or otherwise disposed of by the Company until six (6) months after the closing date, without the prior written consent of BRI. Further, the Company may not (a) sell or otherwise dispose of any Shares, including Shares issued upon exercise of the Warrants, representing more than ten percent (10%) of the volume of BRI’s Shares traded on the TSX Venture Exchange in any given day, (b) dispose of any Shares (directly or indirectly), including Shares issued upon the exercise of the Warrants, it holds at any time for a period of thirty (30) days after BRI has notified the Company in writing that BRI is in the process of completing an equity financing, provided that this restriction on the Company’s ability to dispose of the Shares it holds shall only be applicable three (3) times per calendar year; (c) for a period of forty-eight (48) months after the closing date, (i) vote any of its Shares, including Shares issued upon exercise of the Warrants, against management recommendations at any meeting of holders of the Shares, (ii) acquire or propose to acquire any additional Shares, other than pursuant to the Agreement or the Warrants, or (iii) solicit proxies in connection with any meeting of holders of Shares, initiate any shareholder proposal or takeover bid for securities of BRI or otherwise attempt to cause a change of control of BRI. In addition, the Company shall only deposit or hold its Shares, including Shares issued upon exercise of the Warrants, to a separate and segregated account and shall provide BRI with records related to such account required by BRI in order to confirm compliance with the restrictive covenants.

The Agreement also contains representations, warranties, covenants and indemnification provisions customary for transactions of this nature. The forgoing description is qualified in its entirety by the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Titiribi property is located approximately seventy (70) kilometers southwest of the city of Medellin, Colombia, in the Antioquia department, within the historical Titiribi mining district. It was acquired in June 2015 as part of a larger corporate transaction between the Company and Sunward Resources Limited.

The Company does not consider Sunward Investments Limited, the Titiribi property or the Agreement to be material to its current operations.

Item 7.01	Regulation FD Disclosure.

On September 1, 2016, the Company issued a press release announcing that it completed the sale of its subsidiary, Sunward Investments Limited, to BRI. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma financial statements of the Company giving effect to the transaction described under Item 2.01 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement for the Purchase of all the Shares of Sunward Investments Limited dated August 17, 2016 between NovaCopper Inc. and Brazil Resources Inc.*
99.1	Press Release, dated September 1, 2016: NovaCopper Completes the Sale of Titiribi Property to Brazil Resources
99.2	NovaCopper Inc. Unaudited Pro Forma Consolidated Financial Statements

•	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601 (b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated: September 2, 2016	By:	/s/ Elaine Sanders
Elaine M. Sanders, Chief Financial Officer

Exhibit Number	Description
2.1	Agreement for the Purchase of all the Shares of Sunward Investments Limited dated August 17, 2016 between NovaCopper Inc. and Brazil Resources Inc.*
99.1	Press Release, dated September 1, 2016: NovaCopper Completes the Sale of Titiribi Property to Brazil Resources
99.2	NovaCopper Inc. Unaudited Pro Forma Consolidated Financial Statements

•	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601 (b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.